SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2006

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 7, 2006 Xerox Corporation (“Xerox” or “we”) entered into a $1.25 billion unsecured revolving credit facility including a $200 million letter of credit subfacility with affiliates of Citibank, N.A. and JPMorgan Chase Bank, N.A., as lead arrangers and bookrunners, and a group of lenders (the “2006 Credit Facility” or “facility”). The facility includes an accordion feature, which would allow us to increase from time to time, with willing lenders, the overall size of the facility to an aggregate amount not to exceed $2 billion. The facility is available, without sublimit, to certain of our qualifying subsidiaries. The facility replaces our $1 billion secured credit facility that was entered into in June 2003 (the “2003 Credit Facility”). In connection with the 2006 Credit Facility, we terminated the 2003 Credit Facility on April 7, 2006 and repaid all advances outstanding thereunder with a combination of cash on hand and proceeds from the recent offering of 6.40% Senior Notes due 2016. At closing, we have not borrowed any amount under the 2006 Credit Facility, but have delivered notice to draw down approximately $50 million in the next several days.

Our obligations under the facility are unsecured and are not guaranteed by any of our subsidiaries. However, if in the future any of our domestic subsidiaries guarantees any debt for money borrowed by Xerox of more than $100 million, that subsidiary is required to guaranty Xerox’s obligations under the facility as well. In the event any of our subsidiaries borrows under the facility, its borrowings thereunder would be guaranteed by Xerox.

As a result of the effectiveness of the 2006 Credit Facility, the guaranty by one of our subsidiaries of Xerox’s outstanding 9 ¾% Senior Notes due 2009, 7 1/8% Senior Notes due 2010, 7 5/8% Senior Notes due 2013, 6 7/8% Senior Notes due 2011 and 6.40% Senior Notes due 2016 has been automatically terminated.

The facility matures on April 7, 2011, although we have the right to request a one year extension on each of the first and second anniversaries of the facility. The facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants. Certain of the more significant covenants are summarized below:

(a) Maximum leverage ratio (a quarterly test that is calculated as debt for borrowed money divided by consolidated EBITDA) ranging from 4.25 to 3.25 over the life of the facility.

(b) Minimum interest coverage ratio (a quarterly test that is calculated as consolidated EBITDA divided by consolidated interest expense) may not be less than 3:00:1.

(c) Limitations on (i) liens of Xerox and certain of our subsidiaries securing debt, (ii) certain fundamental changes to corporate structure, (iii) changes in nature of business and (iv) limitations on debt incurred by certain subsidiaries.

The facility also contains various events of default the occurrence of which could result in a termination by the lenders and the acceleration of all our obligations under the facility. These events of default include, without limitation: (i) payment defaults, (ii) breaches of covenants under the facility (certain of which breaches do not have any grace period), (iii) cross-defaults and acceleration to certain of our other obligations and (iv) a change of control of Xerox.

The foregoing description of the terms and conditions of the 2006 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2006 Credit Facility, a copy of which has been filed as an exhibit to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The 2006 Credit Facility replaces the 2003 Credit Facility between Xerox, a group of lenders and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as co-lead arrangers and bookrunners, and Citicorp North America, Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as arrangers. In connection with the 2006 Credit Facility, we terminated the 2003 Credit Facility on April 7, 2006 and repaid all advances outstanding thereunder with a combination of cash on hand and proceeds from the recent offering of 6.40% Senior Notes due 2016.

An affiliate of JPMorgan Chase Bank, N.A. was a co-lead arranger and joint bookrunner under our 2003 Credit Facility and is a joint lead arranger and bookrunner under our 2006 Credit Facility. An affiliate of Citibank, N.A. was an arranger under our 2003 Credit Facility and is a joint lead arranger and bookrunner for our 2006 Credit Facility. Lenders under our 2003 Credit Facility may also be lenders under our 2006 Credit Facility. In addition, from time to time, affiliates of JPMorgan Chase Bank, N.A., Citibank, N.A. and other lenders under the 2006 Credit Facility may provide us with investment banking and other advisory services subject to the terms and fees customary for such services.

The foregoing description of the 2003 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2003 Credit Facility, a copy of which was filed as an exhibit to our Current Report on Form 8-K filed on June 27, 2003.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4 (j)	Form of Credit Agreement dated as of April 7, 2006 between Xerox Corporation, the Initial Lenders, the Initial Issuing Banks, Citibank, N.A. as administrative agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Bookrunners.

Forward Looking Statements

From time to time, we and our representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K and any exhibits to this Current Report, that are deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements we make. Such factors include, but are not limited to, our consummation of the transactions as described herein. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. Information concerning certain factors that could cause actual results to differ materially is included in the “Risk Factors” section, “Forward Looking Statements” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Rhonda L. Seegal
Rhonda L. Seegal Vice President and Treasurer

Date: April 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

4(j)	Form of Credit Agreement dated as of April 7, 2006 between Xerox Corporation, the Initial Lenders, the Initial Issuing Banks, Citibank, N.A. as administrative agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Bookrunners.